                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 21, 2005 (July 19, 2005)
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                           BANCORP RHODE ISLAND, INC.
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             (Exact name of registrant as specified in its charter)

                                  Rhode Island

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                 (State or other jurisdiction of incorporation)

333-33182                                                             05-0509802
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(Commission File Number)                    (IRS Employer Identification Number)

              One Turks Head Place, Providence, Rhode Island 02903
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                    (Address of principal executive offices)

                                 (401) 456-5000
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              (Registrant's telephone number, including area code)

                                 Not Applicable
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          (Former name or former address, if changed since last report)

Item 1.01.        Entry into a Material Definitive Agreement

On July 19, 2005, the Compensation  Committee (the  "Committee") of the Board of
Directors of Bancorp Rhode Island,  Inc. (the "Registrant")  approved a $5,000 a year increase to the salary of Linda H.  Simmons,  Chief  Financial  Officer and
Treasurer of the Registrant and Bank Rhode Island, the Registrant's wholly owned subsidiary (the "Bank"), increasing her annual salary from $213,000 to $218,000.
The Committee  also approved an increase in Ms.  Simmons'  maximum  annual bonus opportunity  under the Registrant's  Executive Cash Bonus Policy from 40% of her base salary to 50% and  approved an  increase to her annual  retirement  benefit under the Registrant's 2002 Supplemental  Retirement  Benefit Plan ("SERP") from
$50,000 to an amount equal to 70% of her annual compensation reduced by employer contributions under the Registrant's 401(k) plan and any social security offset.
The  increase in her annual  supplemental  retirement  benefit is subject to Ms.
Simmons' insurability and formal amendment of the SERP. Finally, the Compensation
Committee granted Ms. Simmons options to purchase 8,000 shares of the Registrant's common stock, at an exercise price of $36.54 and vesting in four equal annual installments commencing on July 19, 2005.  The modifications to Ms. Simmons'
compensation  approved  by the  Compensation  Committee  were  made in connection with her appointment as Chief Financial  Officer and Treasurer of the Registrant
and the Bank.

Item 9.01.        Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.       Exhibit

None.

                                   SIGNATURES

     Pursuant to the  requirements  of the  Securities  Exchange Act of 1934, as amended,  the  Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BANCORP RHODE ISLAND, INC.

                                By: /s/ Merrill W. Sherman
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                                        Merrill W. Sherman
                                        Chief Executive Officer

Date:  July 21, 2005